UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 24, 2011

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 North West Fourth Ring Road,
Yingu Mansion, Suite 1708
Haidian District, Beijing
People’s Republic of China 100190
_______________________________________________________
(Address of principal executive offices)

+86 10 82525361
 (Registrant's telephone number, including area code)
_______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 24, 2011, China Advanced Construction Materials Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Novel Gain Holdings Limited, a British Virgin Islands company (“Novel Gain”), CACMG Acquisition, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Novel Gain (“Merger Sub”), Mr. Xianfu Han and Mr. Weili He. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Novel Gain (the “Merger”). Mr. Han is the Company’s Chief Executive Officer and the Chairman of the Company’s Board of Directors and beneficially owns approximately 32.5% of the Company’s outstanding shares of common stock, $0.001 par value per share (the “Company Common Stock”). Mr. He is the Company’s Chief Operating Officer and Vice-Chairman of the Company’s Board of Directors and beneficially owns approximately 17.0% of the outstanding Company Common Stock.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) Rollover Shares (as defined in the Merger Agreement), (ii) shares owned by Novel Gain and Merger Sub and (iii) shares in respect of which appraisal rights have been properly exercised under Delaware law) will be canceled and will be automatically converted into the right to receive $2.65 in cash (the “Merger Consideration”), without interest. In connection with the Merger, each outstanding share of Company Common Stock that is subject to vesting and/or forfeiture restrictions will become fully vested immediately prior to the Effective Time. Each warrant that is outstanding at the Effective Time will be converted into the right to receive, upon exercise of such warrant after the Effective Time, a cash amount equal to (i) the total number of shares of Company Common Stock subject to such warrant immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per share of Company Common Stock issuable under such warrant. In addition, each option to purchase Company Common Stock pursuant to the Company’s 2009 Equity Incentive Plan (the “Plan”) that is then outstanding and unexercised, whether or not then vested, shall be converted into the right to receive, upon exercise of such option after the Effective Time, a cash amount equal to (i) the total number of shares of Company Common Stock subject to such option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per share of Company Common Stock issuable under such option. Unless otherwise determined by Novel Gain, the Company’s 2009 Equity Incentive Plan shall terminate as of the Effective Time.

Each of the Company, Novel Gain and Merger Sub has made customary representations and warranties to each other in the Merger Agreement. Completion of the Merger is subject to customary closing conditions, including, but not limited to, (i) adoption of the Merger Agreement by the Company’s stockholders, (ii) the absence of any order or injunction prohibiting the consummation of the Merger and (iii) the truth and correctness of each party’s representations and warranties at closing. The Merger Agreement may be terminated under certain circumstances, including, among others, (i) termination by mutual agreement of the parties, (ii) termination by either party if the Merger is not consummated on or before June 30, 2012, (iii) termination by the Company if the Company enters into an agreement with respect to a Superior Proposal (as defined in the Merger Agreement), (iv) termination under certain circumstances by the Company or Novel Gain after an Alternative Transaction Proposal (as defined in the Merger Agreement) is publicly disclosed and not withdrawn after December 23, 2011 and receipt of the Facility Agreement (as defined in the Merger Agreement), assuming that within 12 months of termination the Company enters into an agreement or transaction with respect to the Alternative Transaction Proposal, (v) termination by Novel Gain upon certain breaches of provisions of the Merger Agreement by the Company or by its Board of Directors, and (vi) termination by the Company after certain breaches by Novel Gain or Merger Sub. If the agreement is terminated pursuant to (iii), (iv) or (v), then the Company will be required to pay to Novel Gain a termination fee of $500,000. If the agreement is terminated pursuant to (vi) or prior to Novel Gain's execution of a Facility Agreement (as defined in the Merger Agreement) and following 60 days from the execution of the Merger Agreement, then Novel Gain, or at the request of the Company Mr. Han and Mr. He, will be required to pay the Company a termination fee of $1,500,000; provided, however, such termination fee will be increased to $2,500,000 prior to Novel Gain’s execution of a Facility Agreement and following 90 days from the execution of the Merger Agreement.

The Merger Agreement was negotiated on behalf of the Company by the Special Committee formed by the Board of Directors (the “Special Committee”). The Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger were advisable, fair to and in the best interest of the Company and its stockholders.

Additional Information and Where to Find It

The Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger with Merger Sub, pursuant to which the Company would be acquired by Novel Gain. In addition, certain participants in the proposed transaction will prepare and mail to the Company’s stockholders a Schedule 13E-3 transaction statement. These documents will be filed with or furnished to the SEC as soon as practicable. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NOVEL GAIN, THE COMPANY, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSED MERGER ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED MERGER AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the proposed merger and related matters from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, People’s Republic of China, 100190, telephone: +86 10 82525361.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the proposed Merger when it is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

Note on Forward-Looking Statements

This report may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning expected benefits and costs of the proposed Merger; management plans relating to the Merger; the expected timing of the completion of the Merger; the parties’ ability to complete the Merger considering the various closing conditions, including any conditions related to regulatory approvals, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can be identified by the use of forward-looking terminology such as “will,” “believes,” “expects” or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the SEC, as amended, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system at http://www.sec.gov.

Item 8.01.	Other Events

On October 24, 2011, the Company issued a press release announcing the signing of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 24, 2011, by and among the Company, Novel Gain Holdings Limited, CACMG Acquisition, Inc., Mr. Xianfu Han and Mr. Weili He.

99.1	Press release, dated October 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2011	CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By: /s/ Xianfu Han Xianfu Han Chief Executive Officer